Exhibit 99.1

eBay Confirms Receipt of Unsolicited Proposal from GameStop

No Action Required from eBay Shareholders at This Time

SAN JOSE, Calif. – May 4, 2026 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today confirmed that it has received an unsolicited, non-binding acquisition proposal from GameStop. eBay had no discussions with or outreach from GameStop prior to receiving the proposal.

eBay’s Board of Directors, in consultation with its financial and legal advisors, will carefully review and consider the unsolicited proposal to determine the course of action that it believes is in the best interests of the company and all eBay shareholders. eBay shareholders are advised to take no action at this time.

The Board will review this proposal with a focus on the value to be delivered to eBay shareholders, including the value of the GameStop stock consideration and the ability of GameStop to deliver a binding, actionable proposal.

With 135 million buyers across 190 markets, eBay operates a global, scaled marketplace that requires disciplined execution, deep domain expertise, and ongoing investment in innovation. Indeed, the eBay Board and leadership team are executing a focused strategy to drive sustainable growth and long-term shareholder value. This strategy is delivering results as demonstrated by the company’s full year 2025 results and recent first quarter 2026 earnings. eBay continues to deliver value for the millions of buyers and sellers on its platform.

Until the Board has further carefully and thoroughly considered the proposal, the company does not intend to comment further at this time.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2025, eBay enabled nearly $80 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involves risks and uncertainties. These statements include, but are not limited to, management's vision for the future of eBay and our ability to accomplish our vision, the future growth in our business, our ability to drive sustainable long-term growth and create lasting value for our shareholders, the impact of current and contemplated strategic initiatives and offerings, partnerships with and acquisitions of other companies, and new and updated product features or programs, including the initiatives, offerings, partnerships, acquisitions, features and programs discussed in our earnings press release for the first quarter 2026, the effects of foreign currency volatility and our ability to respond to such effects, operating efficiency and margins, and dividends and share repurchases. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “commit,” “consider,” “continue,” “could,” “design,” “develop,” “enable,” “estimate,” “expect,” “forecast,” “future,” “goal,” “impact,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “opportunity,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “pursue,” “remain,” “seek,” “should,” “strategy,” “strive,” “target,” “value,” “will,” “would,” or similar expressions, variations and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that eBay expects. These and other risks and uncertainties include market risks, trends and conditions. These and other risks and uncertainties are more fully described in eBay’s filings with the Securities and Exchange Commission, including in the risk factors included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports that eBay files with the Securities and Exchange Commission. In light of such risks, readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements represent beliefs and assumptions of eBay only as of the date of this press release. eBay does not intend to update, and disclaim any obligation to update, any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Investor Relations Contact:

John Egbert

ir@ebay.com

Media Relations Contact:

Sybille St. Arromand

press@ebay.com